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                           SNAP-ON TOOLS CORPORATION
                   SUPPLEMENTAL RETIREMENT PLAN FOR OFFICERS
                           As Amended June 28, 1991


SECTION 1 -- INTRODUCTION

1.1 PLAN. SNAP-ON TOOLS SUPPLEMENTAL RETIREMENT PLAN FOR OFFICERS (the "Plan") was originally established by Snap-on Tools Corporation for the benefit of eligible employees of that corporation and its subsidiaries that adopted the Plan with that corporation's consent. The Plan is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974 ("ERISA") and an unfunded Plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as defined in
Section 201(2) of ERISA. Benefits payable from the Plan will be paid solely from the general assets of the Corporation or other employers under the Plan (6/28/91).

1.2 EFFECTIVE DATE. The "effective date" of the Plan as set forth below is August 26, 1983.

1.3 EMPLOYERS. The term "Corporation" means Snap-on Tools Corporation until such date that name "Snap-on Tools Corporation" is changed to "Snap-on Incorporated" by shareholder approval, and on such date "Corporation" shall mean Snap-on Incorporated or any successor thereto, and all rights and obligations under this Plan shall be transferred to Snap-on Incorporated or any successor thereto. The Corporation and any subsidiary of the Corporation which adopts the Plan with the consent of the Corporation is referred to herein individually as an "employer" and collectively as the "employers."

1.4 PURPOSE. The Plan has been established to supplement retirement benefits provided by the Snap-on Tools Retirement Plan for Administrative and Field Employees (the "Administrative and Field Plan") in the event that benefits provided under the Administrative and Field Plan are limited by the benefit restrictions imposed under ERISA and/or limited due to participation in Snap-on Tools Corporation Deferred Compensation Plan.


SECTION 2 -- PARTICIPATION AND SUPPLEMENTAL BENEFITS

2.1 ELIGIBILITY. Each employee of Snap-on Tools Corporation or any subsidiary employer who was a participant in the Plan will continue to be eligible to participate in the Plan in accordance with the terms of the Plan. Each employee of the Corporation will become a participant in the Plan and eligible for benefits in accordance with subsection 2.2, provided that such participant meets the following requirements:

            (a) The employee is an elected officer of the Corporation, as determined under the Bylaws of the Corporation; and

            (b)  Such employee is a member of the Administrative and Field
            Plan.


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2.2   SUPPLEMENTAL BENEFITS.  Supplemental benefits payable to or on behalf of a participant under the Plan shall be equal to the difference (if any) between the full amount of the retirement income or pre-retirement spouse's benefit computed for the participant or his surviving spouse under the Administrative and Field Plan benefit formula (disregarding any benefit or compensation limitations contained in ERISA and/or limited due to participation in Snap-on Tools Corporation Deferred Compensation Plan), and the amount of retirement income or pre-retirement spouse's benefit which is actually payable under the Administrative and Field Plan, subject to the following limitations (6/28/91):

            (a) Should employment continue after service as an officer terminates, retirement benefits under this Plan will not accrue after the calendar year in which service as an officer terminates (4/26/85).

            (b) The maximum supplemental benefits payable annually under this Plan for any participant who retired under the Plan prior to January 28, 1994 are limited to $150,000.

            (c) Supplemental benefits will be payable in accordance with Subsection 2.3.

            (d) Deferred compensation will be considered as eligible earnings only for the year payment is deferred for purposes of determining retirement benefits (8/22/86).

2.3 PAYMENT OF BENEFITS. Subject to the provisions of this Plan, supplemental benefits shall be payable to or on behalf of a participant as follows;

            (a) NORMAL FORM. Supplemental benefits to a participant who retires on a normal, deferred or early retirement date will be made monthly, will commence on his retirement date and continue thereafter for life and, if the participant dies within a period of five years after his retirement date, a continuing payment of the same amount will be made to his eligible spouse (as defined in Subsection 5.2) if then surviving spouse or such eligible spouse is not living or dies prior to the expiration of such five-year period, to his beneficiary for the balance of said period.

            (b) PAYMENTS TO SURVIVING SPOUSE. If, at the later to occur of the death of a retired participant or the completion of the applicable five-year period specified in Paragraph (a) above, such participant's eligible spouse (as defined in Subsection 5.2) is living, such spouse shall be entitled to receive a monthly supplemental benefit on the first day of the next month, equal to 50 percent of the monthly supplemental benefit which the participant or such eligible spouse was receiving under Paragraph
            (a). Such spouse's monthly benefit will be paid on the first day of each month thereafter with the last payment being the payment due on the first day of the month in which such spouse's death occurs. If such spouse is more than ten years younger than the participant, the amount of monthly benefit payable to such spouse shall be reduced by an appropriate percentage (determined actuarially) for each full month by which such spouse's age is more than ten years less than the participant's age.


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            (c)  RETIREMENT DATE.  For purposes of this subsection, a
            participant's "retirement date" will be the first day of the month coincident with or next following the date as of which a participant actually retires or is retired from the employ of all of the employers (i) on or after attaining age 65 years, (ii) on or after attaining age 50 years if he has completed ten or more years of continuous employment under the Administrative and Field Plan or (iii) on the date he is retired because of total and permanent disability if he has completed ten or more years of continuous employment under the Administrative and Field Plan.

            (d) PRE-RETIREMENT SPOUSE'S BENEFIT. In the event a participant who has a spouse to whom he is legally married at the time he satisfied the requirements of Paragraph 2.3(c)(ii) above dies leaving an eligible spouse, there shall be payable to such participant's eligible spouse the supplemental amount that would have been payable to his spouse under Paragraph (b) above had the participant retired on the first day of the month coincident with or next following the month in which his death occurred and had received payment commencing on such date in the form described in Paragraphs (a) and (b) above. Such monthly spouse's benefit will be paid to such spouse on the first day of the month coincident with or next following the date of the participant's death and will be payable on the first day of each month thereafter, with the final payment being the payment due on the first day of the month in this such spouse's death occurs.

The computation and payment of such benefits by the Corporation shall be conclusive on the participant, his eligible spouse and his beneficiary (6/23/89).

2.4 BENEFITS PROVIDED BY EMPLOYERS. Benefits under this Plan to a participant, his surviving spouse or his beneficiary may be paid directly by the participant's employer. No employee shall be required to segregate any assets or establish any trust or fund to provide for the payment of benefits under this Plan (6/23/89).


SECTION 3 -- OTHER EMPLOYMENT

A participant or other person receiving supplemental benefits under the Plan will continue to be entitled to receive such payments regardless of other employment or self-employment.


SECTION 4 -- FORFEITURE FOR CAUSE

Notwithstanding any provisions of the Plan to the contrary, a retired officer will be disqualified for benefits under this Plan if he, during his term of employment with the Corporation, or within two years of the date his employment terminates:

            (a) Uses or discloses trade secrets for the benefit of someone other than the Corporation or its subsidiaries;


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            (b)  Embezzles or steals cash or other property of the Corporation or its subsidiaries or performs other similar dishonest acts against the Corporation or its subsidiaries; or

            (c) Enters into a business in direct competition with the Corporation or its subsidiaries as either an employee, director, proprietor, consultant, partner or joint venturer of such business (1/6/84).


SECTION 5 -- GENERAL

5.1   ADMINISTRATION.  The Plan will be administered by the Corporation.
The Board of Directors of the Corporation will designate the person or persons authorized to act on behalf of the Corporation in the administration of the Plan.

5.2 SPOUSE OR BENEFICIARY. Any benefits payable to an eligible spouse or beneficiary under the Plan shall be paid to such spouse or beneficiary eligible to receive the participant's benefits under the Administrative and Field Plan as provided in Subsection 2.3 or, if no such beneficiary has been designated, to the participant's estate. For purposes of this Plan, an "eligible spouse" of a participant is a spouse of the participant as of the participant's retirement date (or, if applicable, the participant's date of death) resulting from a legally recognized marriage (6/23/89).

5.3 INTERESTS NOT TRANSFERABLE. Except as to any withholding of tax under the laws of the United States or any state, the interest of any participant or other person under the Plan shall not be subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or unencumbered.

5.4 FACILITY OF PAYMENT. Any amounts payable hereunder to any person under legal disability or who, in the judgement of the Corporation, is unable to properly manage his financial affairs may be paid to the legal representative of such person (6/23/89).

5.5 GENDER AND NUMBER. Words in the masculine gender shall include the feminine gender and, where the context admits, the plural shall include the singular and the singular shall include the plural.

5.6 CONTROLLING LAW. Except to the extent superseded by the laws of the United States, the laws of Wisconsin shall be controlling in all matters relating to the Plan.

5.7 SUCCESSORS. This Plan is binding on each employer and will inure to the benefit of any successor of an employer, whether by way of purchase, merger, consolidation or otherwise.

5.8 NOT A CONTRACT. This Plan does not constitute a contract of employment, and shall not be construed to give any participant the right to be retained in any employer's employ. No participant shall have any rights under this Plan except those specifically provided herein. Such participant shall not have any right or security interest in any specific asset of the


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employers or any trust, it being understood that any assets set aside shall be available for the claims of an employer's creditors (6/23/89).


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5.9   LITIGATION BY PARTICIPANT.  If a legal action relating to the Plan is begun against the Corporation or an employer by or on behalf of any person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the cost to the Corporation or the employer of defending the action shall be charged to the extent permitted by law to the sum, if any, which were involved in the action or were payable to the participant or other person concerned, or to the supplemental benefits payable to the participant under the Plan.


SECTION 6 -- AMENDMENT AND TERMINATION

While the employer expects to continue the Plan indefinitely, the right to amend or terminate the Plan by action of the Board of Directors of the corporation is hereby reserved, provided that in no event shall any participant's supplemental benefits accrued to the date of such amendment or termination be reduced or modified by such action. Any supplemental benefits accrued to the date of such amendment or termination shall be payable under Subsection 2.3 (8/28/87) (6/23/89).


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